71
                                    CDI CORP.

                              EMPLOYMENT AGREEMENT


                  This EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of the 1st day of October, 2001 between CDI Corp., a Pennsylvania corporation (the "Company"), and Roger H. Ballou ("Executive").

                  The Company desires to employ Executive, and Executive is willing to be employed by the Company, upon the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

                                      TERMS

SECTION 1.              EMPLOYMENT.

                  The Company hereby employs Executive, and Executive hereby accepts such employment and agrees to serve as the Company's President and Chief Executive Officer, and to render services to the Company and its subsidiaries, divisions and affiliates, during the Employment Period set forth in Section 3, subject to the terms and conditions hereinafter set forth.

SECTION 2.              MANAGEMENT & BOARD DUTIES.

                  As President and Chief Executive Officer of the Company during the Employment Period, Executive shall carry out such duties as are customarily associated with the position of president and chief executive officer, which duties shall however in all cases be subject to policies set by, and at the direction and control of, the Company's Board of Directors (the "Board of Directors"). The Company shall use its best efforts to have Executive nominated and elected to the Board of Directors during the Employment Period. During the Employment Period, Executive shall be afforded the full protection of the indemnifications generally available to officers and directors under the Company's by-laws.

SECTION 3.              TERM.

                  The term of Executive's employment under this Agreement (the "Employment Period") shall commence as of October 1, 2001, and, unless sooner terminated pursuant to Section 7 of this Agreement, shall continue until the close of


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business on September 30, 2005. This Agreement survives any termination of the Employment Period.

SECTION 4.              EXTENT OF SERVICES.

                  During the Employment Period, Executive shall devote his full time and attention and give his best efforts, skills and abilities exclusively to the management and operations of the Company and its business and the business of its subsidiaries, divisions and affiliates. Executive shall perform his services hereunder at the Company's offices in Philadelphia, Pennsylvania and at such other places as are required for the effective management of the Company and its business and the business of its subsidiaries, divisions and affiliates. During the Employment Period, Executive shall, if elected or appointed, serve as a director of the Company and as an executive officer and/or director of any subsidiary, division or affiliate of the Company and shall hold, without any compensation other than that provided for in this Agreement, the offices in the Company and in any such subsidiary, division or affiliate to which Executive may, at any time or from time to time, be elected or appointed. It is understood and agreed that, as of the date of this Agreement, Executive is a member of two Boards of Directors of companies unrelated to the Company, and that Executive shall be free to devote up to 10 days per year to participation in the meetings and other activities of those Boards. Executive agrees to use his best efforts to schedule such participation so as to minimize any disruption of his duties for the Company.

SECTION 5.              COMPENSATION AND BENEFITS.

                (a) Base Salary. During the Employment Period, Executive shall receive as compensation for his services a salary at the rate of Five Hundred Thousand Dollars ($500,000) per annum payable in equal installments at such intervals as the Company pays its senior executive officers generally (the "Base Salary"). The Base Salary shall be reviewed annually by the Board of Directors and may be increased by the Board of Directors in its absolute and sole discretion.

                (b) Restricted Stock.

                   (1) As of the date of this Agreement, the Executive shall be granted 15,000 restricted shares of the Company's Common Stock (the "Restricted Stock") pursuant to the terms of the Restricted Stock Agreement attached hereto as Exhibit A. Pursuant to Section 6 of the Restricted Stock Agreement, Executive shall not be able to sell, transfer or otherwise benefit from any of the Restricted Stock until such shares vest as described in Section 4 of the Restricted Stock Agreement.

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                (2) The Company will grant the Executive an additional number of restricted shares of the Company's Common Stock, to a maximum of 25,000 shares (the "Additional Restricted Stock") at the rate of one share of Additional Restricted Stock for each share of the Company's Common Stock purchased by the Executive within a 15 day period beginning on the third day following the Company's public release of its Third Quarter 2001 Earnings Report (the "Purchased Stock"). Such Additional Restricted Stock shall vest in accordance with the provisions of Section 4 of the Restricted Stock Agreement, but only while Executive retains all of the Purchased Stock. If Executive sells, exchanges transfers, hypothecates, pledges or otherwise disposes or encumber any of the Purchased Stock, then all remaining unvested shares of Additional Restricted Stock granted under this subsection shall be forfeited to the Company in accordance with Section 5 of the Restricted Stock Agreement.

               (c) Nonqualified Stock Options. As of the date hereof, Executive shall be granted non-qualified stock options to purchase 500,000 shares of the Company's Common Stock pursuant to the terms of the Non-Qualified Stock Option Agreement attached hereto as Exhibit B.

               (d) Bonus Awards. Executive shall be eligible to receive bonus compensation during the Employment Period. The bonus award during Executive's employment with the Company shall be determined as follows:

                    (i) Within a mutually agreeable time period before the beginning of each calendar year, Executive shall submit to the Board of Directors for its approval the Company's operational plan, including a fiscal budget, for the next calendar year. A Committee of the Board of Directors, all of the voting members of which shall be outside directors as defined in regulations issued under ss.162(m) of the Internal Revenue Code of 1986, as amended, and the Executive shall establish mutually agreed goals each year based on the approved operational plan provided that (1) the Executive's agreement to the goals proposed by the Committee shall not be unreasonably withheld and (2) at the time such goals are established, it is substantially uncertain whether they will be achieved.

                     (ii) The goals established by the Committee shall include a Target Goal, a Maximum Performance Goal, and such other Goals as the Committee shall determine to be appropriate.

                     (iii) The bonus to be paid Executive upon attaining the Target Goal for any calendar year shall be 75% of the Executive's Base Salary for that year and the Bonus to be paid to the Executive upon attaining the Maximum Performance Goal for any such year shall be 120% of Executive's Base Salary for that year. An appropriately prorated portion of the Bonus payable upon attainment of the Target Goal will be paid for any year in which the Executive's performance does not attain the Target Goal, but attains at least the minimum level required for



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payment of a bonus under the Company's Bonus Plan for key employees as in effect for the year in question. If the Executive's performance for such year exceeds the Target Goal, but not the Maximum Performance Goal, the bonus payable to the Executive shall be appropriately prorated. In determining whether the Target
Goal or the Maximum Performance Goal has been met in any year, the Committee shall give appropriate weight, in accordance with generally accepted accounting principles consistently applied, to the effect on those Targets, and the Executive's ability to attain them, of strategic decisions, such as acquisitions, divestitures or other extraordinary transactions of similar magnitude.

                       (iv) Notwithstanding the foregoing:

                            (A) the Executive will be paid a Bonus for the year
                2001 equal to the product of $375,000 multiplied by a fraction, the numerator of which is the number of days during 2001 during which the Executive is employed by the Company under this Agreement and the denominator of which is 365; and

                            (B) assuming that he remains employed by the Company
                under this Agreement throughout the year 2002, the Bonus payable to the Executive will not be less than 22.5% of the Executive's Base Salary for the year 2002.

                        (v) Any of the Company's financial results that are used to calculate bonuses under this Section 5(d) shall be taken only from the Company's audited financial statements for the applicable year.

                        (vi) All cash bonuses payable under this Section 5(d) shall be paid to Executive within two weeks after the delivery of audited financial statements to the Company for the prior calendar year. No bonuses will be paid to Executive, if Executive's employment with the Company has terminated before the bonus has been paid, regardless of whether he would have been entitled to a bonus based on the Company's financial results for the prior year, unless the Company terminates Executive without Cause or the Executive terminates for Good Reason, both as defined in Section 7. In such case, the Executive shall be entitled to a pro-rated bonus, for the year based on the achievement of goals, but in no event less than the bonus earned by Executive in the immediate prior year.

                        (vii) By agreement between the Committee and the Executive, provided that the percentages of Base Salary specified in (iii) above, and the guaranteed bonus amounts specified in (iv) above, are maintained, compliance with this Section 5(d) may be achieved through the Executive's participation in the Company's Bonus Program on terms and conditions substantially similar to those applicable to other senior executives of the Company.


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            (e) Employee Benefits. During the Employment Period, Executive
shall be entitled to participate in all employee benefit plans and programs approved by the Board of Directors as the Company shall provide generally to other senior executive officers of the Company from time to time, other than any bonus plans.

                (f) All payments to Executive or his estate made pursuant to this Agreement shall be subject to such withholding as may be required by any applicable laws.

SECTION 6.                 EXPENSE REIMBURSEMENTS.

                (a) Housing and Relocation. Executive currently maintains a primary residence ("Current Residence"). In connection with Executive becoming President and Chief Executive Officer of the Company, Executive shall be required to maintain his primary residence in the Philadelphia metropolitan area ("New Residence").

                (b) In connection with his relocation to the Philadelphia metropolitan area, the Company will reimburse Executive for all normal moving expenses including:

                        (i) Air fare (at coach rates) and related travel expenses, including those incurred in locating the New Residence;

                        (ii) the cost of moving Executive's personal belongings (including those of family members residing with him);

                        (iii) ordinary and necessary costs of the sale of his Current Residence and of the purchase or rental of his New Residence. Costs in this latter category will be "grossed up" for federal and state tax purposes, so that the reimbursement received by the Executive is equal to those costs, unreduced by federal or state taxes that may be imposed on such reimbursements. For purposes of this Section 6, rental costs include all of the ordinary and necessary costs of renting a New Residence, but do not include the rent payments for such New Residence.

                (c) If the Executive desires to have the Company assume the risks of ownership inherent in the sale of his current residence, he shall notify the Company within [15] days of the date of this Agreement. Within [10] days of receipt of such notice, the Company will contract with two independent real estate appraisers, each familiar with the real estate market in which the Current Residence is located, to prepare an appraisal of the fair market value of the Current Residence. Upon receipt of those appraisals, the Company shall notify the Executive that if he so elects, within [10] days of receipt of the two appraisals, the Company will, or will hire a relocation firm of its choice to, purchase the Executive's



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Current Residence at a price equal to the average of those two appraisals. If the Executive elects not to accept that purchase offer, Company shall have no responsibility for the Current Residence, except as setforth in Section 6(b), and the Executive shall be free to sell, lease or otherwise deal with it as he sees fit.

                (d) [Temporary Housing Expenses - period and location/amount to be agreed.]

                (e) During the Employment Period, the Company shall reimburse Executive for all reasonable and itemized out-of-pocket expenses incurred by Executive in the ordinary course of the Company's business, provided such expenses are properly reported to the Company in accordance with its accounting procedures.

SECTION 7.                 TERMINATION.

                (a) The Employment Period may be terminated by either the Board on behalf of the Company or the Executive as provided in this Section 7(a). In addition to the scheduled expiration of the Employment Period set forth in
Section 3, the Employment Period shall terminate upon the earliest to occur of the following:

                     (i)  the Executive's death or Disability;

                     (ii) the close of business on the day which is 30 days after delivery by the Company to Executive of written notice of the Company's election to terminate Executive's employment hereunder, for any reason whatsoever; or

                     (iii) the close of business on the day which is 30 days after the date on which the Executive shall have delivered to the Company written notice of Executive's election to terminate Executive's employment hereunder.

                (b) For purposes of this Agreement, "Disability" shall have the same meaning as "Total Disability" under the CDI Corporation Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company's management employees.

                (c) For purposes of this Agreement, "Cause" means any one or more of the following bases for termination of Executive's employment with the
Company:

                       (i) Executive's commission of a felony or other crime involving moral turpitude;

                       (ii) Executive's refusal to perform such services as may be reasonably delegated or assigned to Executive, consistent with his position, by the Board of Directors; provided, however, that a termination under this
Section 7(c)(ii)


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shall not be for Cause unless the Company provides written
notice to Executive of its intention to terminate Executive for Cause under this
Section 7(c)(ii), and Executive fails, to the reasonable satisfaction of the Company, to cure the defects stated in such written notice within ten days after the notice was given to Executive;

                        (iii) Executive's willful misconduct or gross negligence in connection with the performance of his duties under this Agreement that materially adversely affects Executive's ability to perform his duties for the Company or materially adversely affects the Company;

                        (iv) Executive's material breach of any of the terms or conditions of this Agreement;

                (d) Following any termination of Executive's employment hereunder, all obligations of the Company under this Agreement shall terminate except (i) any obligations with respect to the payment of accrued and unpaid salary or expense reimbursements under Sections 5 or 6 or severance specifically provided under this Section 7 hereof through the date of Executive's termination of employment hereunder.

                (e) In the event of any termination of Executive's employment by the Company other than for Cause or by Executive for Good Reason, as hereinafter defined, the Company shall continue to pay Executive his Base Salary or, upon the Executive's obtaining other employment, 50% of that Base Salary in the same intervals and amounts that were in effect immediately prior to termination, until the earlier of the date on which this Agreement is scheduled to terminate under Section 3 or the expiration of the Severance Period, as defined below. The "Severance Period" shall initially be 30 months, this period shall be reduced by 1/2 month for each month the Executive is employed under this Agreement. During the Severance Period, the Company shall continue to pay for medical benefit plans and programs for Executive comparable to those in which Executive participated and for which the Company paid immediately prior to Executive's termination (except to the extent Executive receives comparable benefits from another employer). Notwithstanding the above, no amounts shall be paid or become payable to Executive during the Severance Period until Executive has executed a valid release and waiver of all claims and potential claims against the Company and other related parties in a form that is reasonably satisfactory to the Company, and any required waiting period under such release and waiver has expired and Executive has not revoked the release during such waiting period. The Executive agrees that he will notify the Company within [5] days of obtaining subsequent employment during the Severance Period.

                        (i) "Good Reason" exists if the Executive voluntarily terminates employment with the Company, including following a Change in


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Control, as hereinafter defined, because (A) Executive is assigned duties that are demeaning or otherwise materially inconsistent with the position and duties described in Section 2 hereof, (B) Executive's place of employment with the Company is moved outside the Philadelphia metropolitan area or, following a Change in Control (C) Executive's title is changed or (D) Executive's principal place of employment is relocated by more than 50 miles. Before the Executive terminates for Good Reason, he must notify the Company in writing of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

                        (ii) "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than (1) the Company, (2) any "person" who on the date hereof is a director or officer of the Company, (3) any "person" who on the date hereof is the beneficial owner of 5% or more of the voting power of the Company's outstanding securities or an affiliate of any such person or (4) a trust established under an employee benefit plan for employees of the Company of its subsidiaries, is or becomes the "beneficial owner," (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

                        (iii) Any termination by the Company or by Executive of Executive's employment hereunder shall be communicated by written notice.

                (f) Except as provided in (g) below, any severance compensation granted in this Section 7 shall be the sole and exclusive compensation or benefit due to Executive upon termination of Executive's employment.

                (g) If Executive's employment is terminated by the Company for any reason other than Cause, or by the Executive for Good Reason, following a Change in Control then, in addition to any other benefits, including pursuant to option agreements and employee benefit plans, to which Executive may be entitled following such a Change in Control, the Executive shall be entitled to, in lieu of payments under Section 7(e), the maximum amount of additional cash compensation that can be paid to the Executive without the imposition on such payments of any excise tax under section 4999 of the Code or any loss of deduction by the Company under section 280G of the Code taking into account in such calculation the accelerated vesting of Restricted Stock and Stock Options, provided under Exhibits A and B. If it shall be finally determined that payments in excess of those limits have been made to the Executive, such payments shall be considered to have been a loan to the Executive by the Company and shall be repaid, with



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interest at the short term annual rate established under section 1274 of the code, upon demand by the Company.

SECTION 8.        REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGMENTS OF EXECUTIVE.

                (a) Executive represents and warrants that his experience and capabilities are such that the provisions of Section 9 will not prevent him from earning his livelihood, and acknowledges that it would cause the Company serious and irreparable injury and cost if Executive were to use his ability and knowledge in competition with the Company or to otherwise breach the obligations contained in Section 9.

                (b) Executive acknowledges that (i) during the term of Executive's employment with the Company, Executive will continue to have access to Confidential Information; (ii) such Confidential Information is proprietary, material and important to the Company and its non-disclosure is essential to the effective and successful conduct of the Company's business; (iii) the Company's business, its customers' business and the businesses of other companies with which the Company may have commercial relationships could be damaged by the unauthorized use or disclosure of this Confidential Information; and (iv) it is essential to the protection of the Company's goodwill and to the maintenance of the Company's competitive position that the Confidential Information be kept secret, and that Executive not disclose the Confidential Information to others or use the Confidential Information to Executive's advantage or the advantage of others.

                (c) Executive acknowledges that as the Company's Chief Executive Officer and President, Executive will be put in a position of trust and confidence and have access to Confidential Information, will supervise the operations and employees of the Company, will continue to be in contact with customers and prospective customers, will participate in the preparation and submission of bids and proposals to customers and prospective customers, and will be responsible for the formulation and implementation of the Company's strategic plans.

                (d) Executive acknowledges that as the Company's Chief Executive, it is essential for the Company's protection that Executive be restrained following the termination of Executive's employment with the Company from soliciting or inducing any of the Company's officers and management employees to leave the Company's employ, hiring or attempting to hire any of the Company's officers or management employees, soliciting the Company's customers and suppliers for a competitive purpose, and competing against the Company for a reasonable period of time.

                (e) Executive represents and warrants that Executive is not bound by any other agreement, written or oral, which would preclude Executive from



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fulfilling all the obligations, duties and covenants in this Agreement.
Executive also represents and warrants that Executive will not use, in connection with his employment under this Agreement, any materials which may be construed to be confidential to a prior employer or other persons or entities. In the event of a breach of this Section 8 which results in damage to the Company, Executive will indemnify and hold the Company harmless with respect to such damage. References in this Section 8 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

SECTION 9.                 EXECUTIVE'S COVENANTS AND AGREEMENTS.
                           --------------------------------------

                (a) Executive agrees to maintain full and complete records of all transactions and of all services performed by Executive on behalf of the Company and to submit this information to the Company in the manner and at the times that the Company may, from time to time, direct.

                (b) Executive agrees to devote Executive's entire productive time, ability and attention to the Company's business during the term of this Agreement. Executive further agrees not to, directly or indirectly, render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the Company's prior written consent.

                (c) Executive agrees to abide by and comply with all personnel and company practices and policies applicable to Executive.

                (d) Executive shall promptly and completely disclose to the Company and the Company or its customers will own all rights, title and interest to any Inventions made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained by Executive, alone or jointly with others, during the term of Executive's employment with the Company (whether or not such Inventions are made, recorded, written, first reduced to practice, discovered, developed, conceived, authored or obtained during working hours) and for one year after termination of Executive's employment with the Company. Executive agrees to take all such action during the term of Executive's employment with the Company or at any time thereafter as may be necessary, desirable or convenient to assist the Company or its customers in securing patents, copyright registrations, or other proprietary rights in such Inventions and in defending and enforcing the Company's or such customer's rights to such Inventions, including without limitation the execution and delivery of any instruments of assignments or transfer, affidavits, and other documents, as the Company or its customers may request from time to time to confirm the Company's or its customers' ownership of the Inventions. Executive represents and warrants that as of the date hereof there are no works, software, inventions, discoveries or improvements (other than those


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included in a copyright or patent of application therefor) which were recorded, written, conceived, invented, made or discovered by Executive before entering into this Agreement and which Executive desires to be removed from the provisions of this Agreement.

                (e) For purposes of this Agreement, "Inventions" means concepts, developments, innovations, inventions, information, techniques, ideas, discoveries, designs, processes, procedures, improvements, enhancements, modifications (whether or not patentable), including, but not limited to, those relating to hardware, software, languages, models, algorithms and other computer system components, and writings, manuals, diagrams, drawings, data, computer programs, compilations and pictorial representations and other works (whether or not copyrightable). Inventions does not include those which are made, developed, conceived, authored or obtained by Executive without the use of the Company's resources and which do not relate to any of the Company's past, present or prospective activities.

                (f) During and after the term of Executive's employment with the Company, Executive will hold all of the Confidential Information in the strictest confidence and will not use any Confidential Information for any purpose and will not publish, disseminate, disclose or otherwise make any Confidential Information available to any third party, except as may be required in connection with the performance of Executive's duties hereunder.

                (g) For purposes of this Agreement, "Confidential Information" means all information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Company or its customers, including without limitation about Inventions, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, systems for recruitment, contractual arrangements, market research data, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, concepts, computer programs or software in various stages of development, passwords, source code listings and object code.

                (h) All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information or Inventions will belong exclusively to the Company and its customers and Executive will not remove from the Company's or its customers' premises any such items under any circumstances without the prior written consent of the party owning such item. Executive will deliver to the Company all copies of such materials in Executive's control upon the Company's


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request or upon termination of Executive's employment with the Company and, if requested by the Company, will state in writing that all such materials were returned.

                (i) For (1) the period during which the Executive is entitled to severance payments under Section 7, other than Section 7(g), if the Executive's employment is terminated by the Company other than for Cause, or (2) for a period which extends to the later of two years immediately following Executive's termination or the date of which the Employment Period was scheduled to expire, if Executive's employment is terminated by the Executive for any reason, including resignation by Executive or by the Company, with Cause, Executive agrees not to:

                        (i) own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing or control of, or be connected, directly or indirectly, as proprietor, partner, shareholder, director, officer, executive, employee, agent, creditor, consultant, independent contractor, joint venturer, investor, representative, trustee or in any other capacity or manner whatsoever with, any entity that engages or intends to engage in any Competing Business anywhere in the world. "Competing Business" means any business or other enterprise which engages in the staffing business; and

                        (ii) directly or indirectly, solicit, interfere with or attempt to entice away from the Company, any officer or management employees of the Company or anyone who was one of the Company's officers or management employees within 12 months prior to such contact, solicitation, interference or enticement; and

                        (iii) contact, solicit, interfere with or attempt to entice away from the Company, any customer on behalf of a Competing Business.

References in this Section 9 to the Company shall include the Company, its subsidiaries, divisions and affiliates.

SECTION 10.                REMEDIES.

                  Executive acknowledges that his promised services hereunder are of a special, unique, unusual, extraordinary and intellectual character, which give them peculiar value the loss of which cannot be reasonably or adequately compensated in an action of law, and that, in the event there is a breach hereof by Executive, the Company will suffer irreparable harm, the amount of which will be impossible to ascertain. Accordingly, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, to obtain damages for any breach or to enforce specific performance of the provisions or to enjoin Executive from committing any act in breach of this Agreement. The remedies granted to the Company in this Agreement are cumulative and are in addition to remedies otherwise available to the Company



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at law or in equity. If the Company
is obliged to resort to the courts for the enforcement of any of the covenants of Executive contained in Section 9 hereof, each such covenant shall be extended for a period of time equal to the period of such breach, if any, which extension shall commence on the later of (i) the date on which the original (unextended) term of such covenant is scheduled to terminate or (ii) the date of the final court order (without further right of appeal) enforcing such covenant.

SECTION 11.                WAIVER OF BREACH.

                  The waiver by the Company of a breach of any provision of this Agreement by Executive shall not operate or be construed as a waiver of any other or subsequent breach by Executive of such or any other provision. No delay or omission by the Company or Executive in exercising any right, remedy or power hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by the Company or Executive from time to time and as often as may be deemed expedient or necessary by the Company or Executive in its or his sole discretion.

SECTION 12.                NOTICES.

                  All notices required or permitted hereunder shall be made in writing by hand-delivery, certified or registered first-class mail, or air courier guaranteeing overnight delivery to the other party at the following addresses:

                  To the Company:

                  CDI Corp.
                  3500 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Attention: Board of Directors

                  with a required copy to:

                  CDI Corp.
                  3500 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Attention: General Counsel

                  To Executive:

                  Roger H. Ballou
or to such other address as either of such parties may designate in a written notice served upon the other party in the manner provided herein. All notices required or permitted hereunder shall be deemed duly given and received when delivered by hand, if personally delivered; on the third day next succeeding the date of mailing if sent by certified or registered first-class mail; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

SECTION 13.                SEVERABILITY.

                  If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be held invalid or unenforceable by a court of competent jurisdiction, the remainder of this Agreement or the application of any such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, scope, activity or subject, it shall be construed by limiting and reducing it, so as to be valid and enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.

SECTION 14.                GOVERNING LAW; EXCLUSIVE CHOICE OF FORUM.

                  The implementation and interpretation of this Agreement shall be governed by and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the conflicts of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of, and waive any venue objections against, the United States District Court for the Eastern District of Pennsylvania and the state and local courts of the Commonwealth of Pennsylvania, Philadelphia County, for any litigation arising out of this Agreement.

SECTION 15.                BINDING EFFECT AND ASSIGNABILITY.

                  The rights and obligations of both parties under this Agreement shall inure to the benefit of and shall be binding upon their heirs, successors and assigns. Executive's rights under this Agreement shall not, in any voluntary or involuntary manner, be assignable and may not be pledged or hypothecated without the prior written consent of the Company.

SECTION 16.                COUNTERPARTS; SECTION HEADINGS.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The section headings of this Agreement are for convenience of reference only.

SECTION 17.                SURVIVAL.

                  Notwithstanding the termination of this Agreement or Executive's employment hereunder for any reason, Sections 8, 9, 10, 13, 14 and 17 hereof shall survive any such termination.

SECTION 18.                ENTIRE AGREEMENT.

                  This instrument constitutes the entire agreement with respect to the subject matter hereof between the parties hereto and, except as specified herein, replaces and supersedes as of the date hereof any and all prior oral or written agreements and understandings between the parties hereto. This Agreement may only be modified by an agreement in writing executed by both Executive and the Company.

SECTION 19.                COUNSEL.

                  Executive acknowledges that he has been advised to consult with counsel concerning this Agreement, has had ample opportunity to consult with counsel of his own selection and has so consulted to the extent Executive determined to be necessary or appropriate.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement this 1st day of October, 2001 effective as of the date and year first written above.

                                    COMPANY:

                                    CDI CORP.


                                    By:/s/ Walter R. Garrison
                                       ----------------------
                                       Walter R. Garrison,
                                       Chairman of the Board

                                    EXECUTIVE:


                                       /s/ Roger H. Ballou
                                       -----------------------
                                       Roger H. Ballou

                                   (EXHIBIT A)

                                    CDI CORP.

                           RESTRICTED STOCK AGREEMENT

                  This RESTRICTED STOCK AGREEMENT (the "Agreement") is entered into as of this 1st day of October, 2001 between CDI Corp., a Pennsylvania corporation (the "Company"), and Roger H. Ballou ("Executive").

SECTION 1.                 GRANT OF RESTRICTED STOCK.

                  The Company hereby grants to Executive 15,000 shares of the Company's common stock par value $.10 per share plus the Additional Restricted Stock awarded pursuant to Section 5(b)(2) of the Employment Agreement between the Company and the Executive dated October 1, 2001 (the "Employment Agreement"), subject to restrictions set forth herein. The Company, following the execution of this Agreement, will issue or transfer 15,000 shares of the Company's common stock ("Stock") plus the Additional Restricted Stock to Executive. The Stock shall consist of 4 certificates of 3,750 shares each and 4 certificates each representing 25%, adjusted so that no certificate represents any fractional share, of the Additional Restricted Stock registered in Executive's name (the "Certificates"), subject to the restrictions set forth herein.

SECTION 2.                 CUSTODY OF STOCK.

                  The Company will deliver the Certificates to the Secretary of the Company ("Secretary"), to be held in escrow in accordance with the terms of this Agreement. Simultaneously with the delivery of the Certificates, Executive will sign and deliver to the Secretary an undated stock power with respect to each of the Certificates, authorizing the Secretary to transfer title to each Certificate to the Company, in the event that Executive forfeits all or a portion of the Stock in accordance with the terms of this Agreement.

SECTION 3.                 RIGHTS TO VOTE STOCK.

                  Executive will be considered a shareholder with respect to the escrowed Stock and will have all corresponding rights, including the right to vote the Stock and to receive all dividends and other distributions with respect to the Stock, except that Executive will have no right to sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any escrowed Stock, and Executive's rights in the escrowed Stock will be subject to forfeiture as provided in Section 5 of this Agreement.

SECTION 4.                 VESTING OF RESTRICTED STOCK.

(a) Executive will vest, if at all, in all grants of Restricted shares of Stock at the rate of 25% per year on the anniversary date of the original grant. If Executive is terminated as a result of Executive's death or Disability, Executive shall continue to vest in the Restricted Stock and the Additional Restricted Stock for the duration of the Severance Period, as such term is defined in the Employment Agreement. If Executive's employment with the Company terminates for any other reason than as specified in the immediately preceding sentence, none of the unvested Restricted Stock shall ever vest and such shares shall be forfeited to the Company as of the date that Executive's employment with the Company terminates. For all shares of Stock in which Executive becomes vested, the escrow will terminate and the Secretary will deliver the stock certificates to Executive as soon as practicable after such shares vest.

(b) Acceleration of Vesting - Notwithstanding the above, if the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason, as such terms are defined in the Employment Agreement or upon a Change in Control (as defined in the Employment Agreement), the vesting schedule of all shares of Restricted Stock that would vest within the next year shall be accelerated and all such shares will immediately vest.

SECTION 5.                 FORFEITURE OF STOCK.

(a) Executive shall forfeit all remaining escrowed Stock upon the termination of his service as an employee of the Company for any reason other than (1) termination of his service by the Company without Cause or (2) a termination by the Executive for Good Reason, both as defined in the Employment Agreement, or upon any attempt by Executive to sell, exchange, transfer, pledge, hypothecate or otherwise dispose or encumber any of the escrowed Stock.

(b) Executive shall also forfeit any shares of escrowed Additional Restricted Stock subject to vesting under Section 5(b)(2) of the Employment Agreement, if Executive sells or disposes of any Purchased Stock. Title to all forfeited shares of Stock shall be transferred back to the Company as soon as reasonably practicable after they are forfeited.

SECTION 6.                 RESTRICTION ON TRANSFER RIGHTS OF SHARES.

                  Whenever shares of Stock vest under this Agreement or the Employment Agreement, one-half of those shares of Stock may not be sold or transferred until the second anniversary of their respective vesting date, and the other half may be sold or transferred at any time on or after their respective vesting date. With respect to any shares of Stock the sale or transfer of which is restricted under this Section 6, Executive may not engage in any transaction designed to provide him with substantially the same economic benefit of a sale of any shares of Stock so restricted, such as a short sale or a sale of a put option. Certificates representing any shares of Stock so restricted will be inscribed with an appropriate legend prohibiting such transfer. Notwithstanding the foregoing, the restrictions on transfer of this Section 6 shall not apply in the event of a Change in Control, as defined in the Employment Agreement; in such event the Executive shall have the right to dispose of any vested shares of Stock without regard to this Section 6.

SECTION 7.                 COMPLIANCE WITH LAWS.

                  All shares of Stock issued to Executive or his personal representative shall be transferred in accordance with all applicable laws, regulations or listing requirements of any national securities exchange, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, withholding federal income and other taxes with respect to such Stock; restricting (by legend or otherwise) such Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, which restrictions shall continue to apply after the delivery of certificates for the Stock to Executive or his personal representative; and postponing the issuance or delivery of any Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. If by reason of any such law or regulation, it appears substantially unlikely that Stock to which the Executive is entitled hereunder will not be issuable within the reasonably foreseeable future, for reasons other than conduct on the part of the Executive that would constitute Cause, as defined in the Employment Agreement for termination of the Executive's employment, the Company and the Executive will negotiate in good faith an alternate method to deliver equivalent value, determined when such Stock would otherwise have been delivered, to the Executive.

SECTION 8.                 AGREEMENT NOT TO AFFECT RELATIONSHIP WITH COMPANY.

                  This Agreement shall not confer upon Executive any right to continue in the employ or service of the Company.

SECTION 9.                 ADJUSTMENT FOR CAPITAL CHANGES.

                  The number of shares of Stock subject to this Agreement shall be appropriately adjusted in the event of a stock split, stock dividend, recapitalization, or other capital change of the Company.

SECTION 10.                INTERPRETATION.

                  The Company shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement the date and year first written above.

                                    Company:

                                    CDI CORP.


                                    By:
                                    ------------------------
                                    Walter R. Garrison,
                                    Chairman of the Board



                                   EXECUTIVE:



                                   --------------------------
                                   Roger H. Ballou

                                   (EXHIBIT B)

                                    CDI CORP.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

SECTION 1.                 GRANT OF OPTION.

                  The CDI Corp. Board of Directors' Stock Option Committee, pursuant to the authority granted to it under the CDI Corp. 1998 Non-Qualified Stock Option Plan, as amended (the "Plan") hereby grants to Roger H. Ballou (the "Optionee") an option (the "Option" when reference is made to the right to purchase some or all of the Shares) to purchase 500,000 shares of CDI Corp. common stock (the "Shares" when reference is made to all or a portion of the shares subject to the Option), according to the terms and conditions set forth herein and in the Plan.

SECTION 2.         OTHER DEFINITIONS.

            (a)  "Board" means the board of directors of the Company.

            (b) "Cause" means termination of Optionee's employment with the Company resulting from any one or more of the following events:

                (i) Optionee's commission of a felony or other crime involving moral turpitude;

                (ii) Optionee's refusal to perform such services as may be reasonably delegated or assigned to Optionee, consistent with his position, by the Board of Directors; provided, however, that a termination under this
Section 2(b)(ii) shall not be for Cause unless the Company provides written notice to Optionee of its intention to terminate Optionee for Cause under this
Section 2(b)(ii), and Optionee fails, to the reasonable satisfaction of the Company, to cure the defects stated in such written notice within ten days after the notice was given to Optionee;

                (iii) Optionee's willful misconduct or gross negligence in connection with the performance of his duties under his Employment Agreement with the Company dated October 1, 2001 (the "Employment Agreement") that materially adversely affects Optionee's ability to perform his duties for the Company or materially adversely affects the Company;

                (iv) Optionee's material breach of any of the terms or conditions of the Employment Agreement;

                (v) receipt of notice from Optionee of Optionee's intention to terminate his employment with the Company other than for Good Reason; or

                (vi) receipt of reliable information from another source of Optionee's intention to terminate his employment with the Company other than for Good Reason, unless Optionee delivers a written statement to Company providing that he does not intend to terminate his employment with the Company as long as such statement is delivered to the Company no later than 48 hours after the Company has asked Optionee whether its information regarding his intended termination is accurate.

                (c) "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), provided, that, without limitation, such a change in control shall be deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the Act), other than (1) the Company, (2) any "person" who on the date hereof is a director or officer of the Company, (3) any "person" who on the date hereof is the beneficial owner of 5% or more of the voting power of the Company's outstanding securities or an affiliate of any such person or (4) a trust established under an employee benefit plan for employees of the Company of its subsidiaries, is or becomes the "beneficial owner," (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities.

                (d) "Committee" means the Compensation Committee of the Board.

                (e) "Company" means CDI Corp.

                (f) "Date of Exercise" means the date on which the written notice required by Section 8 below is received by the Treasurer of the Company.

                (g) "Date of Grant" means October 1, 2001, the date on which the Option is awarded pursuant to the Plan and this Agreement.

                (h) "Disability" shall have the same meaning as "Total Disability" under the CDI Corporation Long Term Disability Benefits Program, or such other comparable program as may then be in effect that provides long term disability coverage to the Company's management employees.

                (i) "Fair Market Value" of a share of Stock means the closing price of actual sales of shares on the New York Stock Exchange on a given date or, if there are no such sales on such date, the closing price of the shares of Stock on such exchange on the last date on which there was a sale, in either case as reported on the New York Stock Exchange consolidated transaction reporting system.

                                                                             93
                (j) "Good Reason" exists if the Optionee voluntarily terminates employment with the Company, including following a Change in Control because
(i) the Optionee is assigned duties that are demeaning or otherwise materially inconsistent with the duties currently performed by the Optionee, (ii) the Optionee's place of employment with the Company is moved outside the Philadelphia metropolitan area or, following a Change in Control (iii) Executive's title is changed, or (iv) Executive's principal place of employment is relocated by more than 50 miles. Before the Optionee terminates for Good Reason, he must notify the Company in writing of his intention to terminate and the Company shall have 15 days after receiving such written notice to remedy the situation, if possible.

                (k) "Option Price" means $16.05, representing the Fair Market Value of a share of Stock on the last trading date immediately preceding the Date of Grant.

                (l) "Stock" means the Company's common stock, par value $.10 per share.

                (m) "Termination Date" means the earliest of:

                        (i) the date on which Optionee's employment with the Company terminates if such termination is by the Company for Cause or by Optionee without Good Reason;

                        (ii) in the event of termination of Optionee's employment by the Company without Cause or by Optionee for Good Reason, the date two weeks after the date of such termination;

                        (iii)in the event of the death or Disability of the Optionee, the date six months after the date of the Optionee's death or Disability; or

                        (iv) 12:00 a.m. October 1, 2011.

SECTION 3.                 TIME OF EXERCISE.

                  No Option shall be exercisable with respect to any Shares unless the Option has vested with respect to such Shares in accordance with
Section 4, 5 or 6 hereof. If vested, the Option may be exercised at any time after vesting until the Termination Date in whole or in part.

SECTION 4.                 TIME VESTING OPTION

                  To the extent of 100,000 shares of Stock (the "Time Vesting Option"), subject to the accelerated vesting provisions of Section 6, the Option will vest as follows:

                (a) With respect to 25,000 Shares, the Option will vest on the first anniversary of the Date of Grant;

                (b) With respect to an additional 25,000 Shares, the Option will vest on the second anniversary of the Date of Grant; and

                (c) With respect to an additional 25,000 shares, the Option will vest on the third anniversary of the Date of Grant.

                (d) With respect to the final 25,000 shares, the Option will vest on the fourth anniversary of the Date of Grant.

Notwithstanding the above, no portion of the Option will vest on or after the Termination Date, except as provided in Section 6 below.

SECTION 5.                 TARGET PRICE OPTION.

                  To the extent of 400,000 shares of Stock (the "Target Price Option"), subject to the accelerated vesting provisions of Section 6, the Option will vest as follows:

                (a) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $30 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (b) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $35 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (c) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $40 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (d) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $45 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (e) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $50 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (f) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $55 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (g) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $60 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

                (h) With respect to 50,000 Shares, the Option will become vested upon the earlier of (1) the first date that the closing price of the Stock on the New York Stock Exchange (or if the Stock ceases to be traded on the New York Stock Exchange, on the relevant exchange) has closed at $65 for any 60 days over a continuous six (6) month period or (2) September 30, 2008.

Notwithstanding the above, no portion of the Option will vest on or after the Termination Date, except as provided in Section 6 below.

SECTION 6.                 ACCELERATED VESTING.

                (a) In addition to the vesting provisions above, the Time Vesting Option shall be accelerated by one year following a Change in Control of the Company, or termination of the Optionee's employment by the Company without Cause or by the Optionee for Good Reason.

                (b) Further, upon a Change in Control, the price conditions on exercise set out in Sections 5(a) through 5(h) will be deemed to have been satisfied to the extent that the price at which the securities, the purchase of which gave rise to that Change in Control, were purchased (or if more than one purchase occurred, the most recent such price) is equal to or greater than the price condition established by Sections 5(a) through 5(h).

SECTION 7.                 ADDITIONAL OPTIONS

                  Executive will receive no additional option awards for the period ending two years from the date of the Employment Agreement. In the third year, and for years thereafter, normal option grants may be issued to Executive as determined by the Board of Directors.

SECTION 8.                 PAYMENT FOR SHARES BY THE OPTIONEE.

                  Full payment for Shares purchased upon the exercise of the Option shall be made by check or bank draft or by any other method allowed by the Plan, on the terms and conditions specified in the Plan.

SECTION 9.                 NONTRANSFERABILITY OF OPTION.

                  The Option may not be transferred, in whole or in part, except by will or the applicable laws of descent and distribution. The Option may not be exercised by any person other than the Optionee or, in the case of the Optionee's death, by the person to whom the Optionee's rights have passed by will or by the applicable laws of descent and distribution.

SECTION 10.                MANNER OF EXERCISE.

                  The Option shall be exercised by giving written notice of exercise to the Company's Treasurer, at 1717 Arch St., 35th Floor, Philadelphia, Pennsylvania 19103-2768. Such notice must state the number of Shares as to which the Option is exercised. Each such notice shall be irrevocable once given. Notice of exercise must be accompanied by full payment in accordance with
Section 8.

SECTION 11.                SECURITIES LAWS.

                  The Committee may from time to time impose any conditions on the exercise of the Option as it deems necessary or advisable to ensure that all options granted under the Plan, and the exercise thereof, satisfy Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission. Such conditions may include, without limitation, the partial or complete suspension of the right to exercise the Option.

SECTION 12.                ISSUANCE OF CERTIFICATES; PAYMENT OF TAXES.

                (a) The Option can only be exercised as to whole shares of Stock. Upon exercise of the Option and payment of the Option Price, a certificate for the number of shares of Stock purchased through the exercise will be issued and delivered by the Company to the Optionee, provided that unless otherwise satisfied by the method of payment determined under the Plan and Section 8, the Optionee has remitted to the Company an amount, determined by the Company, sufficient to satisfy the applicable requirements to withhold federal, state, and local taxes, or made other arrangements with the Company for the satisfaction of such withholding requirements.

                (b) Subject to the provisions of Section 11 above, the Company may also condition delivery of certificates for shares of Stock upon the prior receipt from the Optionee of any undertakings that it determines are required to ensure that the certificates are being issued in compliance with federal and state securities laws.

SECTION 13.                RIGHTS PRIOR TO ISSUANCE OF CERTIFICATES.

                  Neither the Optionee nor the person to whom the Optionee's rights shall have passed by will or by the laws of descent and distribution shall have any of the rights of a shareholder with respect to any shares of Stock issuable upon exercise of the Option until the date of issuance to the Optionee of a certificate for such shares as provided in Section 12 above.

SECTION 14.                OPTION NOT TO AFFECT RELATIONSHIP WITH COMPANY.

                  The Option shall not confer upon the Optionee any right to continue in the employ or service of the Company.

SECTION 15.                ADJUSTMENT FOR CAPITAL CHANGES.

                  In case the number of outstanding shares of the Company's capital stock is changed as a result of a stock dividend, stock split, recapitalization, combination, subdivision, issuance of rights or other similar corporate change, the Board shall make an appropriate adjustment in the aggregate number of Shares subject to, and the Option Price of, any then outstanding Option.

SECTION 16.                INTERPRETATION.

                  The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.

                  Intending to be legally bound, the parties have executed this Agreement effective as of the Date of Grant.


For the Compensation Committee of the                   OPTIONEE
Board of Directors of CDI Corp.

By:
    ---------------------------------------             ----------------------
    Walter E. Blankley,                                 Roger H. Ballou
    Chairman of the Committee